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               COCA-COLA BOTTLING CO. CONSOLIDATED

                     1995 ANNUAL BONUS PLAN
PURPOSE



The purpose of the bonus plan is to provide additional incentive to officers and employees of the Company in key positions.

PLAN ADMINISTRATION

The plan will be administered by the Compensation Committee as elected by the Board of Directors. The Committee is authorized to establish new guidelines for administration of the plan, delegate certain tasks to management, make determinations and interpretations under the plan, and to make awards pursuant to
the  plan.    All  determinations  and  interpretations  of  the
Committee will be binding upon the Company and each participant.

PLAN GUIDELINES

ELIGIBILITY:   The Compensation Committee is authorized to grant
cash awards to any officer, including officers who are directors and to other employees of the Company and its affiliates in key positions.

PARTICIPATION: Management will recommend annually key positions which should qualify for awards under the plan. The Compensation Committee has full and final authority in its discretion to
select the key positions eligible for awards.   Management will
inform   individuals   in   selected  key  positions   of   their
participation in the plan.
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QUALIFICATION AND AMOUNT OF AWARD:

1.   Participants will qualify for awards under the plan based
     (a)  Corporate goals set for the fiscal year.
     (b) Division/Manufacturing Center goals or individual goals set for the fiscal year.
     (c) The Compensation Committee may, in its sole discretion, amend or eliminate any individual award.
2. The gross amount of the award will be specified as a percentage of base salary of the participant and will be determined on the following basis:
          Goal Achievement*               Amount of Award
            (in Percent)                 (as a % of max.)

             89.0 or less                               O
             89.1 - 94                                 80
             94.1 - 97                                 90
             97.1 - 100                               100
            100.1 - 105                               110
            105.1 - 110                               120


3.   The total cash award to the participant will be computed as follows:
     Gross Cash Award = Base Salary X approved bonus % X the indexed performance factor X overall goal achievement factor.
4. The Compensation Committee will review and approve all awards. The Committee has full and final authority in its discretion to determine the actual gross amount to be paid
     to participants.   The gross amount will be subject to all
     local,   state   and   federal   minimum   tax   withholding
     requirements.


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5.   Participant must be an employee of the Company on the date
     of payment to qualify for an award.   Any participant who
     leaves   the   employ  of  the   Company,   voluntarily   or
     involuntarily, prior to the payment date, is ineligible for
     any bonus.   An employee who assumes a key position during
     the fiscal year may be eligible for a pro-rated award at the
     option  of  the  Compensation  Committee,   provided  the
     participant has been employed a minimum of three (3) months during the calendar year.
6. Awards under the bonus program will not be made if any material aspects of the bottle contracts with The Coca-Cola Company are violated.

PAYMENT DATE:       Awards shall be paid upon notification from
the  Company's  independent  auditors  of  the  final  results  of
operations for the fiscal year.   The Compensation Committee is
authorized to establish an earlier payment date based on unaudited preliminary results.

SPECIAL AWARD PROVISION:      Management may wish  to  recognize
outstanding performances by individuals who may or may not be in eligible positions to receive an award. Management may recommend awards for such individuals, and the Compensation Committee is authorized to make such awards.

AMENDMENTS, MODIFICATIONS AND TERMINATION
The Compensation Committee is authorized to amend, modify or terminate the plan retroactively at any time, in part or in whole.